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                                    EXHIBIT 3

                             JOINT FILING AGREEMENT


      We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.



                                     BB BIOTECH AG

Date:    July 17, 1998               By:    /s/ Hans Joerg Graf
                                            --------------------------
                                     Name:  Hans Joerg Graf
                                            --------------------------
                                            Signatory Authority

Date:   July 17, 1998                By:    /s/ Dr. Victor Bischoff
                                            --------------------------
                                     Name:  Dr. Victor Bischoff
                                            --------------------------
                                            Vice Chairman and Director


                                     BIOTECH FOCUS S.A.

Date:   July 17, 1998                By:    /s/ Dr. Andreas Bremer
                                            --------------------------
                                     Name:  Dr. Andreas Bremer
                                            --------------------------
                                            Signatory Authority

Date:   July 17, 1998                By:    /s/ Dr. Daniel Bugmann
                                            --------------------------
                                     Name:  Dr. Daniel Bugmann
                                            --------------------------
                                            Signatory Authority